     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1999.



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported):  June 25, 1999


                        DELCO REMY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                         1-13683                     35-1909253
(State or other jurisdiction of     (Commission file number)     (IRS employer identification
        incorporation)                                                    number)



     2902 ENTERPRISE DRIVE
       ANDERSON, INDIANA                                                46013
(Address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code:  (765) 778-6499


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 25, 1999, Delco Remy Hungary RT, a majority owned subsidiary of Delco Remy International, Inc. (the "Company"), purchased 31% of the capital shares of Remy Korea Ltd. ("Remy Korea") from certain shareholders for approximately $10,700,000 in cash. The purchase was funded through proceeds from the Company's Senior Credit Facility. This investment increases the Company's ownership position in Remy Korea to 81%. During fiscal year 1997, the Company acquired a 50% interest in Remy Korea for approximately $4,800,000. Effective June 25, 1999, the Company will account for Remy Korea as a consolidated subsidiary. It was accounted for under the equity method prior to that date.

Remy Korea is a manufacturer of automotive starter motors and parts for the U.S. original equipment market, as well a customers in Asian markets. The Company does not currently anticipate any significant changes in the operation of the business of Remy Korea.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than September 8, 1999.

(b)  Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than September 8, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DELCO REMY INTERNATIONAL, INC.
                                             ------------------------------
                                                     (Registrant)


Date:  July 8, 1999            By:  /s/David L. Harbert
                                    ---------------------
                                       David L. Harbert
                                       Executive Vice President and
                                       Chief Financial Officer


Date:  July 8, 1999            By:  /s/David E. Stoll
                                    -------------------
                                       David E. Stoll
                                       Vice President and Controller
                                       Chief Accounting Officer